UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2007
Lakes Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota	55305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 449-9092
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a) On October 19, 2007, management and the Audit Committee of the Board of Directors (“Audit Committee”) of Lakes Entertainment, Inc. (“Lakes” or the “Company”) concluded that the following previously issued financial statements of Lakes should no longer be relied upon because of an error in such financial statements: (1) consolidated financial statements for the year ended December 31, 2006, and quarterly financial information for each of the quarters in the year ended December 31, 2006, (2) condensed consolidated financial statements for the quarter ended April 1, 2007, and (3) condensed consolidated financial statements for the quarter ended July 1, 2007.
The error related to the accounting for a common stock purchase warrant issued to a lender in 2006 as part of a financing arrangement. Specifically, during the first quarter of 2006, a warrant to purchase 4,460,000 shares of the Company’s common stock was issued to a lender in a financing transaction (1,250,000 were immediately exercisable). The fair value of the exercisable portion of the warrant, approximately $4.7 million, was originally reported erroneously as an increase in additional paid-in capital. The Company’s management has determined that, because the shares underlying the warrant were not registered for resale until the first quarter of 2007, the fair value of the warrant should have initially been recorded as a liability, and then adjusted to its estimated fair value at each subsequent balance sheet date until the underlying shares were registered pursuant to Emerging Issues Task Force 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock (“EITF 00-19”).
As a result, Lakes has filed amendments to its Annual Report on Form 10-K for the year ended December 31, 2006, its Quarterly Report on Form 10-Q for the quarter ended April 1, 2007 and its Quarterly Report on Form 10-Q for the quarter ended July 1, 2007 to amend and restate the financial statements noted above included in those filings as more fully described below.
The restatements had no effect on the Company’s cash flows or liquidity, and earnings from operations were not impacted, and the effects on the Company’s financial position as of December 31, 2006 are immaterial. The net result of the restatement which resulted in adjusting the warrant to fair value on a quarterly basis beginning with the first quarter of 2006 and ending on February 28, 2007, when the shares underlying the warrant were registered for resale, was a net decrease in interest expense of approximately $1.2 million. The breakdown by quarterly period of this net impact is presented below.
Amendment to Annual Report on Form 10-K for year ended December 31, 2006
Lakes has amended its quarterly financial information included in Note 17 of the notes to the 2006 consolidated financial statements to reflect the warrant accounting adjustment described above. Although the restatement does not materially affect previously reported amounts in Lakes’ annual consolidated financial statements as of and for the year ended December 31, 2006 included in the Form 10-K filed on March 15, 2007, Lakes has elected to revise the consolidated financial statements as of and for the year ended December 31, 2006 in the amendment to include the effect of the restatement of the quarterly financial information for each of the quarters in 2006. The adjustment in accounting results in a net increase in interest expense of approximately $1.1 million for the year ended December 31, 2006, related to the adjustment to fair value of the warrant.

The following tables set forth the effects of the restatement relating to the warrant accounting on affected line items within our previously reported consolidated balance sheets and consolidated statements of earnings (loss) as of and for the year ended December 31, 2006 and for each of the quarters within 2006. The restatement had no effect on Lakes’ cash flows or liquidity, and its effects on our financial position at December 31, 2006 were immaterial.
Earnings from operations were not impacted in any period. The effect on interim and the annual consolidated financial statements as of and for the quarterly periods ended April 2, 2006, July 2, 2006, October 1, 2006, and December 31, 2006, respectively, are shown below (in thousands, except per share data):

	As of and for the
	three months ended
	April 2, 2006
	As previously
	reported	Restated
Warrant liability	$—	$6,360
Additional paid-in capital	169,298	164,589
Retained earnings	25,093	23,442
Interest expense, other (*)	(531)	(2,182)
Net earnings	11,683	10,032
Earnings per share — basic	0.52	0.45
Earnings per share — diluted	0.48	0.42

	As of and for the		As of and for the
	three months ended		six months ended
	July 2, 2006		July 2, 2006
	As previously		As previously
	reported	Restated	reported	Restated
Warrant liability	$—	$7,515	$—	$7,515
Additional paid-in capital	170,720	166,011	170,720	166,011
Retained earnings	28,342	25,536	28,342	25,536
Interest expense, other (*)	(1,303)	(2,458)	(1,834)	(4,640)
Net earnings	3,248	2,093	14,932	12,126
Earnings per share — basic	0.14	0.09	0.66	0.54
Earnings per share — diluted	0.13	0.08	0.61	0.49

	As of and for the		As of and for the
	three months ended		nine months ended
	October 1, 2006		October 1, 2006
	As previously		As previously
	reported	Restated	reported	Restated
Warrant liability	$—	$4,665	$—	$4,665
Additional paid-in capital	174,519	169,810	174,519	169,810
Retained earnings	28,541	28,585	28,541	28,585
Interest expense, other (*)	(3,210)	(360)	(5,044)	(5,000)
Net earnings	199	3,049	15,131	15,175
Earnings per share — basic	0.01	0.13	0.67	0.67
Earnings per share — diluted	0.01	0.12	0.62	0.62

	As of and for the		As of and for the
	three months ended		twelve months ended
	December 31, 2006		December 31, 2006
	As previously		As previously
	reported	Restated	reported	Restated
Warrant liability	$—	$5,816	$—	$5,816
Additional paid-in capital	176,419	171,710	176,419	171,710
Retained earnings	34,357	33,250	34,357	33,250
Interest expense, other (*)	(3,177)	(4,328)	(8,221)	(9,328)
Net earnings	5,817	4,666	20,947	19,840
Earnings per share — basic	0.25	0.20	0.92	0.87
Earnings per share — diluted	0.23	0.18	0.85	0.80

(*)	Restated amount includes the periodic fair value adjustment to the long-term liability associated with the warrant.

Amendment to Quarterly Report on Form 10-Q for quarter ended April 1, 2007
Lakes has amended its condensed consolidated financial statements as of and for three months ended April 1, 2007. The adjustment in accounting results in a decrease in interest expense of approximately $2.3 million related to the adjustment to fair value of the warrant as of February 28, 2007, the date the shares underlying the warrant were registered for resale. Since the shares underlying the warrant were registered for resale effective February 28, 2007, the warrant liability was reclassified to additional paid-in capital and no further fair value adjustments have been recorded since that date pursuant to the guidance in EITF 00-19. However, immediately prior to the reclassification, it was necessary to adjust the warrant liability to its estimated fair value of $3.5 million as of February 28, 2007, which resulted in the $2.3 million decrease in interest expense for the three months ended April 1, 2007.
The following table sets forth the effects of the restatement relating to the warrant accounting on affected line items within the previously reported condensed consolidated balance sheet and condensed consolidated statement of earnings (loss) and as of and for the three months ended April 1, 2007. The restatement has no effect on the Company’s cash flows, liquidity, or earnings from operations in any period presented.

	As of and for the
	three months ended
	April 1, 2007
	As previously
(in thousands, except per share data):	reported	Restated
Additional paid-in capital	$177,792	$176,627
Retained earnings	20,826	21,991
Interest expense, other (*)	(2,588)	(316)
Net loss	(12,093)	(9,821)
Loss per share — basic and diluted	(0.53)	(0.43)

(*)	Restated amount includes the quarterly fair value adjustment to the long-term liability associated with the warrant as of February 28, 2007, the date on which the shares underlying the warrant were registered for resale.
Amendment to Quarterly Report on Form 10-Q for quarter ended July 1, 2007
Lakes has amended its condensed consolidated financial statements as of and for the six months ended July 1, 2007. The adjustment in accounting results in a decrease in interest expense of approximately $2.3 million for the six months ended July 1, 2007, related to the first quarter 2007 adjustment to fair value of the warrant as of February 28, 2007, the date the shares underlying the warrant were registered for resale. Since the shares underlying the warrant were registered for resale effective February 28, 2007, the warrant liability was reclassified to additional paid-in capital and no further fair value adjustments have been recorded since that date, pursuant to the guidance in EITF 00-19.
The following table sets forth the effects of the restatement relating to the warrant accounting on affected line items within the previously reported condensed consolidated balance sheet and condensed consolidated statement of earnings (loss) as of and for the six months ended July 1, 2007. The restatement has no effect on Lakes’ condensed consolidated statement of earnings for the three months ended July 1, 2007. The restatement has no effect on Lakes’ cash flows, liquidity or earnings from operations for any period presented.

	As of and for the
	six months ended
	July 1, 2007
	As previously
(in thousands, except per share data):	reported	Restated
Additional paid-in capital	$188,824	$187,659
Retained earnings	27,398	28,563
Interest expense, other (*)	(2,588)	(316)
Net loss	(4,076)	(1,804)
Loss per share — basic and diluted	(0.24)	(0.14)

(*)	Restated amount includes the quarterly fair value adjustment to the long-term liability associated with the warrant as of February 28, 2007, the date on which the shares underlying the warrant were registered for resale.
Lakes’ management and the Audit Committee have discussed the matters disclosed in this Current Report with Piercy, Bowler, Taylor & Kern, Lakes’ independent registered public accounting firm.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: October 19 2007	/s/ Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer